Exhibit 3.2

Michigan Department of Labor & Economic Growth

Filing Endorsement

This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for

XG SCIENCES, INC.

ID NUMBER: 23029E

received by facsimile transmission on August 31, 2006 is hereby endorsed

Filed on August 31, 2006 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 31ST day of August, 2006.

/s/ Andrew L. Metcalf Jr. , Director

Sent by Facsimile Transmission 06243	Bureau of Commercial Services

BCS/CD-515 (Rev. 12/06)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
James B. Jensen, Jr., J.D., C.P.A. Foster, Swift, Collins & Smith, P.C.
Address
313 S. Washington Square
City	State	ZIP Code
Lansing	MI	48933-2193	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank, document will be mailed to the registered office.

 CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Non-profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:
XG-Nano, Inc.

2.	The identification number assigned by the Bureau is:	23029E

3.	Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is: XG Sciences, Inc.

BCS/CD-515 (Rev. 12/06)

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation were duly adopted on the ________ day of __________________, _________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ____________________________ , ___________

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.	(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation were duly adopted on the 29th day of August, 2006 by the shareholders if a profit corporation, or by the shareholders or members if nonprofit corporation (check one of the following)

	☐	at a meeting the necessary votes were cast in favor of the amendment.

	☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

	☒	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act If a profit corporation.

	☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

	☐	by the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 29th day of August, 2006		Signed this ________ day of __________, _____

By	/s/ Michael R. Knox	By
	(Signature of an authorized officer or agent)	(Signature of President. Vice-President. Chairperson or Vice-Chairperson)

Michael R. Knox, President
(Type or Print Name)		(Type or Print Name)